UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2022

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100 Murray, Utah (Address of principal executive offices)	84107 (Zip code)

Registrant’s telephone number, including area code: (801) 501-7200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

EXPLANATORY NOTE

On April 28, 2022, FinWise Bancorp issued an earnings press release announcing its financial results for the first quarter ended March 31, 2022. A copy of the earnings press release was furnished with a Current Report on Form 8-K on April 28, 2022 (the “Original 8-K”). This Amendment No. 1 on Form 8-K/A is being furnished to amend Items 2.02 and 9.01 of the Original 8-K, solely for the purpose of correcting certain errors related to the accounting for certain deferred loan acquisition costs when the guaranteed portions of SBA 7(a) loans were sold for the year ended December 31, 2021 and the quarter ended March 31, 2022, as described below.

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2022, FinWise Bancorp (the “Company”) issued an earnings press release announcing its financial results for the first quarter ended March 31, 2022 (the “Original Press Release”). Subsequent to issuing the Original Press Release and during the Company’s preparation of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, the Company determined that it had been incorrectly accounting for certain deferred loan acquisition costs when the guaranteed portions of SBA 7(a) loans were sold. On May 16, 2022, the Company issued a corrected earnings press release (the “Corrected Press Release”) updated to revise the accounting treatment of such deferred loan acquisition costs. No corrections are required with respect to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 as filed with the Securities and Exchange Commission on May 16, 2022.

In the first quarter of 2021, the Company started paying marketing fees (representing a new expense component to the Company) on SBA 7(a) loans, which are amortized over the life of the loan. The impact to the Company of correcting the accounting for such marketing fees and related deferred loan acquisition costs were reductions in interest income and net loan balances of $1.1 million and the provision for income taxes of $0.3 million for the first quarter ended March 31, 2022. As a result, the Company’s financial results for the first quarter ended March 31, 2022 previously reported in the Original Press Release have been revised to reflect the foregoing changes to interest income and the provision for income taxes. This resulted in a $0.8 million reduction in net income for the first quarter ended March 31, 2022 comprising a cumulative correction of $0.6 million and $0.2 million for the year ended December 31, 2021 (as an out-of-period adjustment) and the quarter ended March 31, 2022, respectively. The Company’s revised net income is $9.4 million, or $0.70 per share, for the quarter ended March 31, 2022. The book value per share of the Company’s common stock decreased by $0.07 as a result of the revision to $9.77 per share at March 31, 2022.

A copy of the Corrected Press Release is furnished as Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A and is incorporated herein by reference. The information in Item 2.02 of this Amendment No. 1 on Form 8-K/A and the exhibits attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Corrected Press Release dated April 28, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 16, 2022	FINWISE BANCORP

/s/ Javvis Jacobson
	Name:	Javvis Jacobson
	Title:	Chief Financial Officer and Executive Vice President